As filed with the Securities and Exchange Commission on August 8, 2001.
                                                 Registration No. 333-_____


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    ------------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                                 VYYO INC.
           (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                 94-3241270
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)


                  20400 Stevens Creek Boulevard, 8th Floor
                        Cupertino, California 95014
                               (408) 863-2300
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                      of Principal Executive Offices)

 Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan
                          (Full Title of the Plan)

                               John O'Connell
                          Chief Executive Officer
                                 Vyyo Inc.
                  20400 Stevens Creek Boulevard, 8th Floor
                        Cupertino, California 95014
                  (Name and Address of Agent for Service)

                               (408) 863-2300
       (Telephone Number, including Area Code, of Agent for Service)

                    ------------------------------------

                                  Copy to:

                              GREGORY C. SMITH
                  Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                        Palo Alto, California 94301
                               (650) 470-4500
                    ------------------------------------


                      CALCULATION OF REGISTRATION FEE


                                        Proposed       Proposed       Amount
 Title of Securities      Amount        Maximum         Maximum         of
       to be               to be     Offering Price    Aggregate   Registration
    Registered         Registered(1)   Per Share     Offering Price     Fee
-------------------------------------------------------------------------------
Second Amended and       4,000,000    $ 1.16 (2)      $ 4,640,000    $1,160
Restated 2000 Employee
and Consultant Equity
Incentive Plan, Common
Stock, par value $0.0001
per share
-------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Vyyo Inc. as reported on the Nasdaq National Market on August 7, 2001.

    The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

    Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant's Registration Statement on Form S-8 (File No. 333-55958), filed February 21, 2001.


                               EXHIBIT INDEX

                                  Exhibit
                                   Number

5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.6 Second Amended and Restated 2000 Employee and Consultant Equity and Incentive Plan

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1)

24.1     Power of Attorney (included on signature page)




                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the day of August 7, 2001.

                                            VYYO INC.

                                            By: /s/ John O'Connell
                                                -------------------------------
                                                    John O'Connell
                                                    Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints John O'Connell and Eran Pilovsky, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Name                   Title                             Date

     /s/ Davidi Gilo         Chairman of the Board               August 7, 2001
    -----------------
      Davidi Gilo

   /s/ John O'Connell        Chief Executive Officer             August 7, 2001
  --------------------       (Principal Executive Officer)
     John O'Connell

    /s/ Eran Pilovsky        Chief Financial Officer             August 7, 2001
   -------------------       (Principal Financial Officer and
     Eran Pilovsky           Principal Accounting Officer)

   /s/ Lewis S. Broad        Director                            August 7, 2001
  --------------------
     Lewis S. Broad

 /s/ Neill H. Brownstein     Director                            August 7, 2001
------------------------
  Neill H. Brownstein

   /s/ Avraham Fischer       Director                            August 7, 2001
  ---------------------
    Avraham Fischer

   /s/ John P. Griffin       Director                            August 7, 2001
  ---------------------
    John P. Griffin

  /s/ Samuel L. Kaplan       Director                            August 7, 2001
 ----------------------
    Samuel L. Kaplan

  /s/ Alan L. Zimmerman      Director                            August 7, 2001
 -----------------------
   Alan L. Zimmerman